UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
April 29, 2016
(Date of earliest event reported)

SOUTH JERSEY GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	0-22211	21-0398330
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2016, the Board of Directors (the "Board") of South Jersey Gas Company (the "Company") elected Mr. Joseph Rigby, Chairman, President and CEO of Pepco Holdings, Inc., as a new director effective as of April 29, 2016 (the "Effective Date"). Mr. Rigby’s appointment will be for a term expiring at the 2017 annual meeting of stockholders.

Mr. Rigby does not have any familial relationship with any director or executive officer of the Company and there are no transactions that require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of Mr. Rigby is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2016, the Board approved an amendment to Section 1 of Article II of the Company’s Bylaws to increase the authorized number of directors from five (5) to six (6).

The foregoing description is qualified in its entirety by reference to the Bylaws of South Jersey Gas Company, as amended and restated through April 29, 2016, as filed herewith as Exhibit 3.2(ii).

Item 9.01	Financial Statements and Exhibits

Exhibit Index

Exhibit No.	Description
3.2(ii)	Bylaws of South Jersey Gas Company, as amended and restated through April 29, 2016.
99.1	Press Release for Appointment of Mr. Joseph Rigby as new Director issued on May 3, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Date: May 4, 2016	/s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
General Counsel & Corporate Secretary